                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): OCTOBER 25, 1999



                         FLEXTRONICS INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)




                                    SINGAPORE
            --------------------------------------------------------
                 (State or other jurisdiction of incorporation)



         0-23354                                           NOT APPLICABLE
---------------------------                          ---------------------------
      (Commission                                          (IRS Employer
       File Number)                                     Identification No.)


 514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE    469029
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          (Address of principal executive offices)               (Zip Code)



                                  (65) 449-5255
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     On October 25, 1999, Flextronics International Ltd. ("Flextronics") entered into an Underwriting Agreement (the "Underwriting Agreement") with Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., SG Cowen Securities Corporation and Thomas Weisel Partners LLC providing for the public offering of 6,000,000 Ordinary Shares of Flextronics, all of which are being sold by Flextronics, at a public offering price of $67.6875 per share. In addition, Flextronics granted the underwriters an option to purchase an additional 900,000 Ordinary Shares to cover over-allotments.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

     The following exhibits are filed herewith:

     1.01 Underwriting Agreement dated as of October 25, 1999 between Flextronics International Ltd. and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., SG Cowen Securities Corporation and Thomas Weisel Partners LLC.



                                       2

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FLEXTRONICS INTERNATIONAL LTD.



Date: October 28, 1999                 By: /s/ Robert R. B. Dykes
                                           -------------------------------------
                                           Robert R. B. Dykes
                                           President, Systems Group
'

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

                                  EXHIBIT INDEX



     1.01 Underwriting Agreement dated as of October 25, 1999 between Flextronics International Ltd. and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., SG Cowen Securities Corporation and Thomas Weisel Partners LLC.